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                                                                    Exhibit 10.1

                       BUSINESS COLLABORATION AGREEMENT

     This Agreement (the "Agreement") is made as of the 10th day of October 1997, by and between HALIS, Inc., a Georgia corporation ("HALIS") and HealthWatch, Inc., a Minnesota corporation ("HealthWatch").

     WHEREAS, HALIS supplies information technology and services to the healthcare industry.

     WHEREAS, HealthWatch develops, manufacturers and sells medical products to the healthcare industry.

     WHEREAS, HealthWatch has retained MERAD Corporation("MERAD ") to develop proprietary software technology for HealthWatch which will be used to expand HealthWatch's product offerings to include products and services specifically focused on monitoring, capturing and managing medical information at the point of care.

     WHEREAS, HALIS believes that the market for its information technology and services will be expanded by the development and successful implementation of HealthWatch's technology, which will greatly enhance the ability to more efficiently enter patient information generated at the point of care into the healthcare information chain.

     WHEREAS, HealthWatch's business plan includes the expansion of its business by acquiring companies, which provide services at the point of care, which distribute healthcare monitoring and measuring devices, which can be connected through new software to information processing systems and system integrators, who provide hardware and software solutions to healthcare and other industries.

     WHEREAS, HALIS believes the development of a network of such companies by HealthWatch and the ability to offer and sell the HALIS information technology and services to existing customers of HealthWatch would be of significant value to HALIS and its ability to successfully market its healthcare information technology and services.

     NOW, THEREFORE, in consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

     1.   HALIS Investment. HALIS and HealthWatch hereby agree that the HALIS
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investment which was initially to have been in the form of a purchase of shares of HealthWatch's Preferred Stock, be amended and that the HALIS investment of $125,000 be represented by the issuance to HALIS of 416,667 shares of HealthWatch's common stock, par value $.07 per share, such shares to be subject to the same representations and warranties and undertakings contained in the Purchase Agreement between HALIS and HealthWatch relating to the proposed purchase of the Preferred Stock.

     2.   Distribution of Products. HALIS hereby grants to HealthWatch a
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nonexclusive right to market and distribute the HALIS products in any market in which HALIS has not granted or does not grant in the future exclusive distribution rights to the product to another company and HealthWatch hereby grants to HALIS a similar nonexclusive right to distribute the HealthWatch information technology software being developed by HealthWatch in any market in which HealthWatch has not granted or does not grant in the future exclusive distribution rights to such product to another company. In consideration for the sale of any such products, HALIS shall pay to HealthWatch and HealthWatch shall pay to HALIS, as the case may be, a commission equal to 10% of the gross purchase price for such product by the HealthWatch or HALIS customer, as the case may be, such commission to be deemed to be earned upon payment and successful delivery and installation of any product to the customer.
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     3.   Use of Services. HALIS agrees to use its best efforts to utilize the
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services of a HealthWatch-related company wherever and whenever reasonably possible and HealthWatch agrees to use its best efforts to utilize the services of a HALIS-related company wherever and whenever reasonably possible when, in either case, contracting with third parties to provide services to or in connection with the sale, delivery and installation of products and/or services. This commitment assumes that the products and services provided by the other in any particular market are substantially equal or superior to similar products and services offered by others in such markets and that the costs thereof are competitive with such similar products provided by the other companies.

     4.   Shared Facilities. Wherever and whenever possible, HALIS agrees to use
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its best efforts to give HealthWatch access to its facilities and HealthWatch agrees to use its best efforts to give HALIS access to its facilities, all on a temporary basis as reasonably requested by HALIS or HealthWatch, as the case may be, in order to permit the requesting company to obtain an initial and temporary location in a market in which the other company has previously established a presence and in which the requesting company desires to establish a presence. Any such facilities will be provided subject to the reimbursement of the providing company's reasonable costs incurred in connection with the providing of such facilities.

     5.   Collaboration. HALIS and HealthWatch each agree to work closely with
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the other to help the other expand its respective business; provided, however, that each company shall be free to work with any company, including a competitor of the other, if it believes it to be in its best interest to work with such other company in lieu of a collaborative effort between the two companies.

     6.   Term. The term of this Agreement shall be for one year commencing on
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October 10, 1997, and shall be automatically extended for additional one-year terms, unless terminated by one of the parties by giving sixty-day written notice prior to the end of any one-year term to the other party.

     7.   Relationship of Parties. Each party is independent of the other party
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and shall not be deemed to be an agent, consultant, partner or joint venturer of the other.

     8.   Confidential Information. Each party hereto agrees not to directly or
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indirectly use or disclose any Confidential Information of the other, except to the extent required to further the purposes and intent of this Agreement. For purposes hereof, Confidential Information shall mean any item which is transferred by HALIS to HealthWatch or by HealthWatch to HALIS, whether in human or machine-readable form, which is marked Confidential Information (or comparable legend). Information transferred verbally will only be considered Confidential Information if it is identified as such at the time of transfer, and is thereafter embodied in a document marked as set forth upon and provided to the receiving party within thirty days from the day of the verbal disclosure. Unless otherwise expressly authorized by HALIS, in the case of HALIS Confidential Information, HealthWatch agrees, and in the case of HealthWatch Confidential Information, HALIS agrees, for a period of three years from the date of receipt of Confidential Information, to use the same measures to avoid dissemination of such Confidential Information, including partial or complete copies thereof, to any third party as HALIS or HealthWatch, as the case may be, employs with respect to information of its own that it does not desire to be disseminated. Notwithstanding any other provisions to this Agreement, HALIS acknowledges with respect to HALIS Confidential Information and HealthWatch acknowledges with respect to HealthWatch Confidential Information, that Confidential Information shall not include information which:

             (a) is or becomes publicly known through no wrongful act of HALIS in respect to HALIS Confidential Information, or HealthWatch with respect to HALIS Confidential Information; or

             (b) is already known to HALIS in the case of HealthWatch Confidential Information and to HealthWatch with respect to HALIS Confidential Information at the time of disclosure; or

             (c) is rightfully received by HALIS in respect to HealthWatch Confidential Information and

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     HealthWatch in respect to HALIS Confidential Information from a third party without breach of this Agreement; or

             (d) is furnished to a third party by HealthWatch with respect to HealthWatch Confidential Information and by HALIS with respect to HALIS Confidential Information without a disclosure restriction on the third parties' rights; or

             (e) if explicitly approved for release by written authorization by HealthWatch with respect to HealthWatch Confidential Information and by HALIS with respect to HALIS Confidential Information.

     9.   Miscellaneous.
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          9.1    Integration. This Agreement embodies the entire agreement and
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     understanding among the parties relative to the subject matter hereof and supersedes all prior agreements and understanding relating to such subject matter.

          9.2    Georgia Law. This Agreement and the rights of the parties shall
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     be governed by and construed and enforced in accordance with the laws of the State of Minnesota.

          9.3    CounterParts. This Agreement may be executed in several
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     counterparts and as so executed shall constitute one agreement binding on the parties hereto.

          9.4    Binding Effect. Except as herein or otherwise provided to the
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     contrary, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, assigns and personal representatives; provided, however, that neither party may assign its rights or obligations hereunder without the prior written consent of the other.

          9.5    Modification. This Agreement shall not be modified or amended
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     except by a written instrument signed by the parties.

          9.6    Severability. The invalidity or partial invalidity of any
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     portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect. Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             HALIS, INC.

                                             By:  /s/ Paul R. Harrison
                                                  --------------------------
                                             Its: Chief Executive Officer


                                             HEALTHWATCH, INC.

                                             By:  /s/ Daniel S. Kelly
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                                             Its: President

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